Exhibit 99(i)

Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2026

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2026.

Revenues from Operations for the three months ended January 31, 2026 were $5,211,482 compared to revenues of $5,643,444 in the comparable 2025 three-month period while Revenues from Operations for the six months ended January 31, 2026 were $10,462,896 compared to revenues of $11,182,573 in the comparable 2025 six-month period.

Net loss from Operations for the three months ended January 31, 2026 was $(508,960), or $(.25) per share, compared to net loss from Operations of $(157,681), or $(.08) per share, in the comparable 2025 three month period.

Net loss from Operations for the six months ended January 31, 2026 was $(842,987), or $(.42) per share, compared to net loss from Operations of $(131,024), or $(.07) per share, in the comparable 2025 six month period.

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Dated:	March 11, 2026